Exhibit 5.1

ONE BATTERY PARK PLAZA

NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200
FACSIMILE: (212) 480-8421	901 K STREET, N.W.
WWW.SEWKIS.COM	WASHINGTON, DC 20005
TELEPHONE: (202) 737-8833
FACSIMILE: (202) 737-5184

[•], 2024

Star Bulk Carriers Corp.

c/o Star Bulk Management Inc.

40 Agiou Konstantinou Str.

Maroussi, 15124 Athens, Greece

Re: Star Bulk Carriers Corp.

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands counsel to Star Bulk Carriers Corp. (the “Company”) and Star Infinity Corp. (“Merger Sub”), corporations organized under the laws of the Republic of the Marshall Islands, in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-4 (File. No. 333-                ), as thereafter amended or supplemented (the “Registration Statement”), in respect of the issuance by the Company of up to 26,575,776 of the Company’s common shares, par value $0.01 per share, (the “Shares”) in exchange for all of the issued and outstanding common shares (the “Original Shares”) of Eagle Bulk Shipping Inc. (“Eagle”) pursuant to that certain Agreement and Plan of Merger by and among the Company, Merger Sub and Eagle dated as of December 11, 2023 (the “Merger Agreement”), which provides for the proposed merger of Eagle with and into Merger Sub (the “Merger”) with Eagle continuing as the surviving entity.

In connection with this opinion, we have examined originals or electronic copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Merger Agreement; (iii) the prospectus of the Company included in the Registration Statement (the “Prospectus”); (iv) the Fourth Amended and Restated Articles of Incorporation of the Company; (v) the Third Amended and Restated Bylaws of the Company; (vi) certain resolutions of the board of directors of the Company relating to the approval of the Merger Agreement and Merger contemplated thereby; and (vii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors or officers of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Merger have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and (ii) the terms of the Merger comply in all respects with the terms, conditions and restrictions set forth in the Merger Agreement and the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

Based upon and subject to the foregoing and to the qualifications and limitations hereafter expressed, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands (i) the Shares have been duly authorized; and (ii) when (a) the Registration Statement has become effective under the Securities Act, (b) the Merger has been completed in accordance with the Merger Agreement; and (c) the Shares have been issued and delivered in exchange for the Original Shares in accordance with the terms and conditions contemplated by the Merger Agreement and the Prospectus, the Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Prospectus and in any prospectus supplement related thereto, without admitting we are “experts” within the meaning of the Securities Act, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,